UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2008

AboveNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Hamilton Avenue
White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 421-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

On August 7, 2008, AboveNet, Inc. (the “Company”) entered into an amendment (the “Rights Agreement Amendment”) to its Rights Agreement, dated as of August 3, 2006 (the “Rights Agreement”), with American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”).  Also on August 7, 2008, the Company entered into a standstill agreement (the “Standstill Agreement”) with JGD Management Corp., York Capital Management, L.P. and certain of their affiliated funds holding Company securities that are parties thereto (collectively, the “York Group”).  The following description of the Rights Agreement Amendment and Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment and Standstill Agreement which are included as Exhibits 4.7 and 4.8, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to the Standstill Agreement, among other things,

•                  The Company agreed to enter into the Rights Agreement Amendment and that it would not, except as otherwise provided in the Standstill Agreement, amend the changes to the Rights Agreement to be effected by the Rights Agreement Amendment in a manner materially adverse to the York Group without the prior written consent of JGD Management Corp. d/b/a York Capital Management (“York Capital”); and

•                  The York Group agreed that without the prior written approval of the Company’s Board of Directors, until the earliest of (x) a period ending five (5) years from August 7, 2008, (y) the Standstill Release Date (as defined below) and (z) two years following the termination or redemption of the Rights Agreement, no member of the York Group would, and each of the members of the York Group agreed not to cause or permit any affiliate of a member of the York Group (each, a “York Affiliate”) to, directly or indirectly, including through any of their representatives:

•                  subject to certain specified exceptions, make, or in any way participate or engage in (other than by voting its shares of any Company securities), directly or indirectly, any “solicitation” of any proxy, consent or other authority to vote any Company securities, with respect to any matter (including any type of referendum, whether binding or non-binding), or become a “participant” in any “election contest” (as such terms are used in the proxy rules of the United States Securities and Exchange Commission) with respect to the Company, including without limitation relating to the removal or the election of directors;

•                  form or join in a partnership, limited partnership, syndicate or other group, including without limitation a group as defined under Section 13(d) of the Securities Exchange Act of 1934 (with parties other than the members of the York Group and York Affiliates) with respect to any Company securities;

•                  either directly or indirectly effect, or cause or participate in (or in any way knowingly support, assist or facilitate any other person) in, any (a) tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its subsidiaries or affiliates; (b) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries or affiliates or (c) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries or affiliates;

•                  seek to control the management, board or policies of the Company; provided, however, that nothing is intended to restrict the manner in which any York Affiliate may vote its shares of common stock or other securities;

•                  take any action that might require the Company to make a public announcement regarding any of the types of matters set forth above;

•                  agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to above;

•                  assist, induce or encourage any other person to take any action of the type referred to above;

•                  enter into any discussions, negotiations, arrangement or agreement with any other person relating to any of the foregoing;

•                  publicly request or propose that the Company or any of the Company’s representatives amend, waive or consider the amendment or waiver of any of the standstill provisions or request or propose that the Company or any of the Company’s representatives amend, waive or consider the amendment or waiver of any of the standstill provisions in any manner that would require any party to publicly disclose such request or proposal; or

•                  subject to certain specified exceptions, acquire Company common stock or other securities of the Company resulting in such person, together with its affiliate and associates, becoming the beneficial owner of 20% or more of the Company’s common stock then outstanding.

•                  The standstill provisions will immediately terminate if: (a) the Company enters into a definitive agreement providing for (i) any direct or indirect acquisition or purchase by any person or group of a majority of the common stock of the Company, (ii) any tender offer or exchange offer that if consummated would result in any Person or group acquiring a majority of the common stock of the Company or (iii) any merger, consolidation, share exchange or other business combination involving the Company which, if consummated, would result in the stockholders of the Company immediately prior to the consummation of such transaction ceasing to own at least a majority of the equity interests in the surviving entity (or any direct or indirect parent of such surviving entity); (b) any person or group (other than the Company, any York Affiliate or any group that includes a York Affiliate) acquires 35% or more of the number of then outstanding shares of common stock or other voting securities of the Company having the right to vote generally in the election of directors; or (c) upon any petition of bankruptcy filed by or against the Company (other than by any York Affiliate).

For purposes of the Standstill Agreement, the Standstill Release Date means the date on which the Company and the Rights Agent amend the Rights Agreement to delete the changes effected by the Rights Agreement Amendment, which the Company and the Rights Agent must effect, subject to certain specified exceptions, promptly (and in any event within ten (10) business days) following written notice by York Capital to the Company that the York Group has ceased to be the beneficial owner in the aggregate of 15% or more of the issued and outstanding shares of common stock of the Company and the York Group desires to terminate the Standstill Agreement.

The Rights Agreement Amendment amends the Rights Agreement to, among other things, add an exception to the definition of “Acquiring Person” (as defined in the Rights Agreement) for an Excluded Stockholder and add a definition of “Excluded Stockholder.”   “Excluded Stockholder” is defined to mean the individually identified members of the York Group, funds and accounts managed by York Capital that hold any Company securities and their respective affiliates and associates; provided, however, that, except as otherwise provided in the definition of “Acquiring Person,” none of the members of the York Group or their affiliates or associates will be an Excluded Stockholder if any such party, individually or collectively, become the beneficial owner of 20% or more of the outstanding Company common stock without the prior written consent of the Company.

Item 3.03.      Material Modification to Rights of Security Holders.

See the description of the Rights Agreement Amendment set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits

Exhibit No.	Exhibit Description

4.7	Amendment to Rights Agreement, dated as of August 7, 2008, between AboveNet, Inc. and American Stock Transfer & Trust Company

4.8

Standstill Agreement, dated as of August 7, 2008, by and among AboveNet, Inc., JGD Management Corp., HFR ED Select Fund IV Master Trust, Lyxor/York Fund Limited, Permal York Limited, York Capital Management, L.P., York Credit Opportunities Fund, L.P., York Credit Opportunities Unit Trust, York Enhanced Strategies Fund, LLC, York Global Value Partners, L.P., York Investment Limited, York Long Enhanced Fund, L.P., York Select, L.P., York Select Unit Trust and certain accounts managed by JGD Management Corp. that hold securities of AboveNet, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 12, 2008
ABOVENET, INC.

	By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit Description

4.7	Amendment to Rights Agreement, dated as of August 7, 2008, between AboveNet, Inc. and American Stock Transfer and Trust Company

4.8

Standstill Agreement, dated as of August 7, 2008, by and among AboveNet, Inc., JGD Management Corp., HFR ED Select Fund IV Master Trust, Lyxor/York Fund Limited, Permal York Limited, York Capital Management, L.P., York Credit Opportunities Fund, L.P., York Credit Opportunities Unit Trust, York Enhanced Strategies Fund, LLC, York Global Value Partners, L.P., York Investment Limited, York Long Enhanced Fund, L.P., York Select, L.P., York Select Unit Trust and certain accounts managed by JGD Management Corp. that hold securities of AboveNet, Inc.